                                CREDIT AGREEMENT

                         Dated as of October 22, 1999

                                    among

                             McKESSON HBOC, INC.,

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent,

                          THE CHASE MANHATTAN BANK,
                          as a documentation agent,

                          FIRST UNION NATIONAL BANK,
                          as a documentation agent,

                               BANK ONE, N.A.,
                          as a documentation agent,

                        MORGAN GUARANTY TRUST COMPANY,
                          as a documentation agent,

                                     and

                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                 Arranged by

                        Banc of America Securities LLC

                           TABLE OF CONTENTS
                           -----------------

                               ARTICLE I

                              DEFINITIONS

1.1  Certain Defined Terms.........................................   1
1.2  Other Interpretive Provisions.................................  15
1.3  Accounting Principles.........................................  16

                               ARTICLE II

                              THE CREDITS

2.1  Amounts and Terms of Commitments..............................  16
2.2  Loan Accounts.................................................  17
2.3  Procedure for Borrowing.......................................  17
2.4  Conversion and Continuation Elections.........................  18
2.5  Voluntary Termination or Reduction of Commitments.............  19
2.6  Optional Prepayments..........................................  19
2.7  Repayment.....................................................  20
2.8  Interest......................................................  20
2.9  Fees..........................................................  21
2.10 Computation of Fees and Interest..............................  21
2.11 Payments by the Company.......................................  22
2.12 Payments by the Banks to the Administrative Agent.............  22
2.13 Sharing of Payments, Etc......................................  23
2.14 Optional Increase in Commitments..............................  23
2.15 Replacement of a Bank.........................................  24

                              ARTICLE III

                 TAXES, YIELD PROTECTION AND ILLEGALITY

3.1  Taxes.........................................................  25
3.2  Illegality....................................................  26
3.3  Increased Costs and Reduction of Return.......................  26
3.4  Funding Losses................................................  27
3.5  Inability to Determine Rates..................................  28
3.6  Certificates of Banks.........................................  28
3.7  Survival......................................................  28

                               ARTICLE IV

                          CONDITIONS PRECEDENT

4.1  Conditions of Initial Loans...................................  28
4.2  Conditions to All Borrowings..................................  30


Section                                                             Page

                               ARTICLE V

                     REPRESENTATIONS AND WARRANTIES

5.1  Corporate Existence and Power.................................  31
5.2  Corporate Authorization; No Contravention.....................  32
5.3  Governmental Authorization....................................  32
5.4  Binding Effect................................................  32
5.5  Litigation....................................................  32
5.6  No Default....................................................  33
5.7  Use of Proceeds; Margin Regulations...........................  33
5.8  Financial Condition...........................................  33
5.9  Regulated Entities............................................  33
5.10 No Burdensome Restrictions....................................  33
5.11 Subsidiaries and Certain Liens As of the Closing Date.........  34
5.12 Year 2000 Compliance..........................................  34
5.13 Disclosed Matters.............................................  34

                               ARTICLE VI

                         AFFIRMATIVE COVENANTS

6.1  Financial Statements..........................................  34
6.2  Certificates; Other Information...............................  35
6.3  Notices.......................................................  35
6.4  Preservation of Corporate Existence, Etc......................  36
6.5  Insurance.....................................................  36
6.6  Payment of Taxes..............................................  36
6.7  Compliance with Laws..........................................  37
6.8  Inspection of Property and Books and Records..................  37
6.9  Use of Proceeds...............................................  37
6.10 Notice of Rating Change.......................................  37

                              ARTICLE VII

                           NEGATIVE COVENANTS

7.1  Limitation on Liens...........................................  38
7.2  Consolidations and Mergers....................................  39
7.3  Use of Proceeds...............................................  39
7.4  Maximum Debt to Capitalization Ratio..........................  40

                              ARTICLE VIII

                           EVENTS OF DEFAULT


Section                                                             Page
8.1   Event of Default.............................................  40
8.2   Remedies.....................................................  41
8.3   Rights Not Exclusive.........................................  42

                               ARTICLE IX

                        THE ADMINISTRATIVE AGENT

9.1   Appointment and Authorization................................  42
9.2   Delegation of Duties.........................................  42
9.3   Liability of Administrative Agent............................  42
9.4   Reliance by the Administrative Agent.........................  43
9.5   Notice of Default............................................  43
9.6   Credit Decision..............................................  44
9.7   Indemnification of Administrative Agent......................  44
9.8   Administrative Agent in Individual Capacity..................  45
9.9   Successor Administrative Agent...............................  45
9.10  Withholding Tax..............................................  45
9.11  Documentation Agent; Managing Agent..........................  47

                               ARTICLE X

                             MISCELLANEOUS

10.1  Amendments and Waivers.......................................  48
10.2  Notices......................................................  48
10.3  No Waiver; Cumulative Remedies...............................  48
10.4  Costs and Expenses...........................................  49
10.5  Indemnification by the Company...............................  49
10.6  Payments Set Aside...........................................  50
10.7  Successors and Assigns.......................................  50
10.8  Assignments, Participations, etc.............................  50
10.9  Confidentiality..............................................  52
10.10 Set-off......................................................  53
10.11 Notification of Addresses, Lending Offices, Etc..............  53
10.12 Counterparts.................................................  53
10.13 Severability.................................................  53
10.14 No Third Parties Benefited...................................  53
10.15 Governing Law and Jurisdiction...............................  53
10.16 Waiver of Jury Trial.........................................  54
10.17 Entire Agreement.............................................  54

McKesson HBOC, Inc.
List of Schedules and Exhibits to Credit Agreement

SCHEDULES

Schedule 2.1   Commitments; Pro Rata Shares
Schedule 5.11  Subsidiaries and Liens Securing Indebtedness for Borrowed
               Money
Schedule 10.2  Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Legal Opinion of Company's Counsel
Exhibit E      Form of Assignment and Acceptance
Exhibit F      Form of Promissory Note

                                                                  Exhibit  10.32
                                                                  --------------


                               CREDIT AGREEMENT
                               ----------------

          This CREDIT AGREEMENT is entered into as of October 22, 1999 among McKesson HBOC, Inc., a Delaware corporation (the "Company"), the several
                                                  -------
financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), The Chase Manhattan Bank, as a
     -----                    ----
documentation agent for the Banks, First Union National Bank, as a documentation agent for the Banks, Bank One, N.A., as a documentation agent for the Banks, Morgan Guaranty Trust Company, as a documentation agent for the Banks, and Bank of America, N.A., as administrative agent for the Banks.

          WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1  Certain Defined Terms. As used in this Agreement and the other
               ---------------------
Loan Documents, the following terms have the following meanings:

          "Administrative Agent" means Bank of America in its capacity as
           --------------------
administrative agent for the Banks hereunder, and any successor agent arising under Section 9.9.

          "Administrative Agent-Related Persons" means the Administrative Agent
           ------------------------------------
and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Administrative Agent's Payment Office" means the address for payments
           -------------------------------------
set forth on Schedule 10.2 in relation to the Administrative Agent, or such
             -------------
other address as the Administrative Agent may from time to time specify.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Credit Agreement.
           ---------

          "Applicable Currency" means, as to any particular payment or Loan,
           -------------------
Dollars.

          "Applicable Facility Fee" means, on any date and with respect to each
           -----------------------
Loan (subject to clauses (b) through (d) of the definition of "Applicable Rating Level"), the applicable fee (in basis points) set forth below based on the Applicable Rating Level on such date:


            Applicable              Applicable Facility
            Rating Level            Fee (in basis points)
            ------------            ---------------------

            Level I                        8.0
            Level II                       9.0
            Level III                     11.0
            Level IV                      12.5
            Level V                       17.5
            Level VI                      22.5


          "Applicable Margin" means, on any date and with respect to each
           -----------------
Offshore Rate Loan (subject to clauses (b) through (d) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:


            Applicable                  Applicable Margin
            Rating Level                (in basis points)
            ------------                -----------------

            Level I                          42.0
            Level II                         46.0
            Level III                        51.5
            Level IV                         62.5
            Level V                          82.5
            Level VI                        102.5


          The margin set forth above for any Applicable Rating Level on a given date shall be increased by fifteen (15.0) basis points if, on such date, the sum of (a) the Total Utilization of Facility A Commitments (as such term is defined in the November 1998 Credit Agreement) existing on such date and (b) outstanding Loans (as defined herein) on such date, exceeds 30% of the sum of (x) the aggregate of the Facility A Commitments (as such term is defined in the November 1998 Credit Agreement) existing on such date and (y) the aggregate of the Commitments (as defined herein) existing on such date.

          "Applicable Rating Level" shall mean and be determined by the ratings
           -----------------------
issued from time to time by S&P and Moody's (or S&P or Moody's, if ratings shall be available from only one of such Rating Agencies) in respect of the Company's long-term, senior, unsecured, non-credit enhanced debt in accordance with the following:

            Rating Level           S&P                Moody's
            ------------           ---                -------

            Level I                A or more          A2 or more
                                   favorable          favorable
            Level II               A-                 A3
            Level III              BBB+               Baa1
            Level IV               BBB                Baa2
            Level V                BBB-               Baa3
            Level VI               BB+ or less        Ba1 or less
                                   or not rated       or not rated


          For purposes of the foregoing, (a) if ratings are available from both S&P and Moody's, and the ratings available from such Rating Agencies do not correspond to the same rating level on the chart above, then
          (1) if such rating levels differ by only one level on the chart above, then the Applicable Rating Level shall correspond to the higher of the two ratings, and (2) if such rating levels differ by more than one level on the chart above, then the Applicable Rating Level shall correspond to that rating which is one rating higher than the lower of the two ratings; (b) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day on which the Administrative Agent receives notice of such change (such day, a "Change Day"), and any change in the
                                       ----------
          Applicable Margin shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day; (c) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Company and the Majority Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; (d) if the Company shall fail to give notice to the Administrative Agent of any change in rating by any Rating Agency in respect of the Company's long-term, senior, unsecured, non-credit enhanced debt on the date required by Section 6.10, the Applicable Rating Level shall be deemed to be Level VI for the period from the date such notice was required to be delivered to the date such notice is received by the Administrative Agent; and (e) subject to subsection 2.8(c), upon the occurrence of and during the existence of an Event of Default, the Applicable Rating Level shall be deemed to be Level VI.

          "Arranger" means Banc of America Securities LLC, a Delaware limited
           --------
liability company.

          "Assignee" has the meaning specified in subsection 10.8(a).
           --------

          "Assignment and Acceptance" has the meaning specified in subsection
           -------------------------
10.8(a).

          "Attorney Costs" means and includes all reasonable fees and
           --------------
disbursements of any law firm or other external counsel, the allocated reasonable cost of internal legal services and all reasonable disbursements of internal counsel; provided that no fees or disbursements shall qualify as
                  --------
Attorney Costs unless written evidence substantiating such fees and disbursements is available to the Company upon request.

          "Bank" has the meaning specified in the introductory clause hereto.
           ----

          "Bank of America" means Bank of America, N.A., a national banking
           ---------------
association.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
           ---------------
U.S.C. (S)101, et seq.).
               -------

          "Base Rate" means, for any day, the higher of:  (a)  0.50% per annum
           ---------
above the Federal Funds Rate in effect for that day; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base
           --------------
Rate.

          "Borrowing" means a borrowing hereunder consisting of Loans of the
           ---------
same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
Section 2.3.

          "Bridge Facility" has the meaning specified in Section 4.1(g)(ii).
           ---------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings in the Applicable Currency are carried on in the applicable offshore interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Closing Date" means the date on which all conditions precedent set
           ------------
forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

          "Code" means the Internal Revenue Code of 1986, and regulations
           ----
promulgated thereunder.

          "Commitment", as of any date of determination as to each Bank, has the
           ----------
meaning specified in Section 2.1, and "Commitments" means the aggregate amount
                                       -----------
of the Commitments for each Bank in effect on such date.

          "Company" has the meaning specified in the introductory clause hereto.
           -------

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit C.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with
                                          -------------------
respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section
           ----------------------------
2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Disclosed Matters" means (i) those matters described in the Company's
           -----------------
press release dated April 28, 1999 (the "Press Release"), (ii) litigation which
(A) is related to the matters disclosed in the Press Release and (B) has been disclosed to the Administrative Agent and the Banks prior to the Closing Date, and (iii) other matters related to the matters disclosed in the Press Release which have been publicly disclosed by the Company in its filings with the SEC prior to the Closing Date.

          "Dollars", "dollars" and "$" each means the lawful money of the United
           -------    -------       -
States.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

          "Employee Benefit Plan" means any "employee benefit plan" as defined
           ---------------------
in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates.

          "Environmental Laws" means all federal, state, provincial or local
           ------------------
laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety or land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
regulations promulgated thereunder.

          "ERISA Affiliate", as applied to any Person, means (i) any corporation
           ---------------
which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member; provided that an ERISA Affiliate shall not include a Person that was a member, as referenced in clause (i), (ii) or (iii) above if the Company or any of its

Subsidiaries would not have any liability in connection with an ERISA Event with respect to such Person.

          "ERISA Event" means (i) a "reportable event" within the meaning of
           -----------
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Reserve Percentage" has the meaning specified in the
           -----------------------------
definition of "Offshore Rate."

          "Event of Default" means any of the events or circumstances specified
           ----------------
in Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
regulations promulgated thereunder.

          "Exposure" means, prior to the termination of the Commitments, such
           --------
Bank's Commitment, and, after the termination of the Commitments, the aggregate outstanding principal amount of the Loans made by such Bank.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fee Letter" has the meaning specified in subsection 2.9(a).
           ----------

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided that with respect to Subsidiaries not organized in the United States, "GAAP" means generally accepted accounting principles in accordance with agencies with similar function of comparable stature and authority within the accounting profession in the relevant jurisdiction.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" has the meaning specified in the definition of
           -------------------
"Contingent Obligation".

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; provided that this clause (c) shall not include up to $25,000,000 of non-contingent reimbursement or payment obligations with respect to Surety Instruments that do not support indebtedness for borrowed money to the extent that no default has occurred with respect to the payment thereof; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; and (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Liabilities" has the meaning specified in Section 10.5.
           -----------------------

          "Indemnified Person" has the meaning specified in Section 10.5.
           ------------------

          "Independent Auditor" has the meaning specified in subsection 6.1(a).
           -------------------

          "Ineligible Securities" has the meaning specified in subsection
           ---------------------
7.3(b).

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Offshore Rate Loan, the last
           ---------------------
day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if
                                                      --------  -------
any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Offshore Rate Loan, the period
           ---------------
commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:
     --------
                         (1) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                         (2) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                         (3) no Interest Period for any Loan shall extend beyond the Revolving Facility Termination Date.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
Authority succeeding to any of its principal functions under the Code.

          "Lending Office" means, as to any Bank, the office of such Bank
           --------------
specified as its "Lending Office" on Schedule 10.2, or such other office or
                                     -------------
offices as such Bank may from time to time notify the Company and the Administrative Agent.

          "LIBOR" has the meaning specified in the definition of the "Offshore
           -----
Rate."

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law, but not including the interest of a lessor under an operating lease or the sale of accounts receivable, whether or not such sale is evidenced by the filing of a financing statement under the Uniform Commercial Code) and any contingent or other agreement to provide any of the foregoing.

          "Loan" means an extension of credit by a Bank to the Company under
           ----
Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type"
                                                                           ----
of Loan).

          "Loan Documents" means this Agreement, any Notes and all other
           --------------
documents delivered to the Administrative Agent or any Bank in connection herewith.

          "Majority Banks" means at any time Banks then holding greater than 50%
           --------------
of the combined Exposure at such time of all Banks.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or any Material Subsidiary; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

          "Material Subsidiary" means, at any time, any Subsidiary having at
           -------------------
such time 10% or more of the Company's consolidated total (gross) revenues for the preceding four fiscal quarter period, as of the last day of the preceding fiscal quarter based upon the Company's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.1.

          "Medis" means Medis Health and Pharmaceutical Services Inc., an
           -----
Ontario corporation and indirect wholly-owned Subsidiary of the Company.

          "Moody's" means Moody's Investors Service, Inc. and any successor
           -------
thereto that is a nationally-recognized rating agency.

          "Multiemployer Plan" means a "multiemployer plan", as defined in
           ------------------
Section 3(37) of ERISA, to which the Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which the Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Worth" means the sum of the capital stock and additional paid in
           ---------
capital plus retained earnings (or minus accumulated deficits) of the Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP on such date.

          "Note" means a promissory note executed by the Company in favor of a
           ----
Bank pursuant to subsection 2.2(b), substantially in the form of Exhibit F.

          "Notice of Borrowing" means a notice substantially in the form of
           -------------------
Exhibit A.

          "Notice of Conversion/Continuation" means a notice substantially in
           ---------------------------------
the form of Exhibit B.

          "November 1998 Credit Agreement" has the meaning specified in Section
           ------------------------------
4.1(g)(i).

          "Obligations" means all advances, debts, liabilities, obligations,
           -----------
covenants and duties arising under any Loan Document owing by the Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Offshore Rate" means, for any Interest Period, with respect to
           -------------
Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

     Offshore Rate =                LIBOR
                     -------------------------------------
                     1.00 - Eurodollar Reserve Percentage

                Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest
           -----------------------------
Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any
Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means the London Interbank Offering Rate for, as applicable,
           -----
1-, 2-, 3- or 6-month dollar deposits, appearing on page 3750 of the Telerate Screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the interbank market) at approximately 11:00 a.m. (London time) two days prior to the commencement of such Interest Period. If, for any reason, such rate is unavailable at such time, then LIBOR shall be the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by each Reference Bank as the rate of interest at which deposits in the Applicable Currency in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on an
           ------------------
Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection 10.8(d).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means any Employee Benefit Plan, other than a
           ------------
Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

          "Permitted Liens" has the meaning specified in Section 7.1.
           ---------------

          "Person" means an individual, partnership, corporation, business
           ------
trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or other organization or Governmental Authority.

          "Press Release" has the meaning specified in the definition of
           -------------
"Disclosed Matters" set forth herein.

          "Pro Rata Share" means, as to any Bank at any time, the percentage
           --------------
equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) such Bank's Exposure, divided by (b) the combined Exposure of all
                                  ----------
Banks at such time.

          "Rating Agency" means S&P and Moody's.
           -------------

          "Reference Banks" means Bank of America, The Chase Manhattan Bank,
           ---------------
First Union National Bank, Bank One, N.A. and Morgan Guaranty Trust Company.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including but not limited to any Environmental Law.

          "Responsible Officer" means a chief executive officer, a president,
           -------------------
any corporate vice president or the treasurer of the Company; and, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company.

          "Revolving Facility Termination Date" means the earlier to occur of:
           -----------------------------------

          (a)  October 19, 2000; and

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "S&P" means Standard & Poor's Ratings Group and any successor thereto
           ---
that is a nationally-recognized rating agency.

          "SEC" means the Securities and Exchange Commission, or any
           ---
Governmental Authority succeeding to any of its principal functions.

          "Subject Bank" has the meaning specified in Section 2.15.
           ------------

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement (including any master agreement
           -------------
and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including, without limitation, income taxes, capital taxes, minimum taxes, branch taxes, capital gains taxes or franchise taxes) (i) as are imposed on or measured by each Bank's or the Administrative Agent's, as the case may be, net income or taxable capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or in respect of which it is a resident or within which it maintains the actual lending office or (ii) to the extent attributable to a permanent establishment or fixed base located in any jurisdiction (or any political subdivision thereof) identified in (i) hereof.

          "Total Capitalization" means, on any date, the sum of (a) Total Debt
           --------------------
and (b) the Net Worth on such date.

          "Total Debt" means, on any date, all Indebtedness of the Company and
           ----------
its Subsidiaries determined on a consolidated basis on such date.

          "Type" has the meaning specified in the definition of "Loan."
           ----

          "Unfunded Pension Liability" means the excess of a Pension Plan's
           --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.
           -------------       ----

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          "Year 2000 Problem" means the inability of computers, as well as
           -----------------
embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

          1.2  Other Interpretive Provisions.
               ------------------------------

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

          1.3  Accounting Principles.
               ----------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.8 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Articles I, VI and VII hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made.

          (c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II

                                  THE CREDITS

          2.1  Amounts and Terms of Commitments. Each Bank severally agrees, on
               ---------------------------------
and subject to the terms and conditions set forth herein, to make Base Rate Loans or Offshore Rate Loans denominated in Dollars to the Company from time to time as requested by the Company in accordance with Sections 2.3 and 10.2 on any Business Day during the period from the Closing Date to but not including the Revolving Facility Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite its name in the column under the heading "Commitments" on Schedule 2.1 (such amount, as the same may be reduced
                         ------------
under Section 2.5 or as a result of one or more assignments under Section 10.8, the Bank's "Commitment"); provided, however, that, after giving effect to any
            ----------    --------  -------
Borrowing, the aggregate principal amount of all outstanding Loans to the Company shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may, until the Revolving Facility Termination Date, borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1; provided further that no Loan to the Company shall be denominated in or
     -------- -------
payable in a currency other than Dollars. The aggregate of all Commitments hereunder on the date of this Agreement is $850,000,000.

          2.2  Loan Accounts.
              --------------

          (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans made to the Company.

          (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank to the Company may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or
                       --------  -------
an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

          2.3  Procedure for Borrowing.
               ------------------------

          (a) Each Borrowing of a Loan shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans. Each Notice of Borrowing shall specify:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Borrowing; and

                    (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

          (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing requesting a Borrowing of a Loan and the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing of a Loan available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent and in Dollars, by 11:00 a.m. (San

Francisco time). The proceeds of all such Loans will then be made available to the Company on the Borrowing Date by the Administrative Agent at such office by crediting the account of the Company on the books of Bank of America with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

          (d) After giving effect to any Borrowing, there may not be more than twelve different Interest Periods in effect.

          2.4  Conversion and Continuation Elections.
               --------------------------------------

          (a) The Company may in respect of its outstanding Loans, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) The Company, in the case of a conversion or continuation of a Loan, shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans. Each Notice of Conversion/Continuation shall specify:

               (A) the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be converted or renewed;

               (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If, upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select in a timely manner a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

          (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect.

          2.5  Voluntary Termination or Reduction of Commitments. The Company
               --------------------------------------------------
may, upon not less than three Business Days' prior notice to the Administrative Agent, terminate or permanently reduce the Commitments, provided that any such permanent reduction shall be in an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect
                                              ------
thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased, except as provided in Section
2.14. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination.

          2.6  Optional Prepayments. Subject to Section 3.4, the Company may at
               --------------------
any time or from time to time, upon irrevocable notice to the Administrative Agent (i) of not less than three Business Days in the case of Offshore Rate Loans (ii) by no later than 9:00 a.m. (San Francisco time) on the date specified for prepayment in the case of Base Rate Loans, prepay Loans in whole or in part, in minimum amounts of $10,000,000 or any multiple of $1,000,000 in excess thereof. Any notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

          2.7  Repayment.
               ----------

          (a)  Repayment on Termination Dates and Maturity Dates. The Company
               -------------------------------------------------
shall repay to the Administrative Agent for payment to the Banks on the Revolving Facility Termination Date the aggregate principal amount of Loans made to the Company and outstanding on such date.

          (b)  Repayments Due to Reductions or Restrictions of Commitments. From
               -----------------------------------------------------------
time to time, if the aggregate principal amount of all outstanding Loans to the Company exceeds the Commitments of all Banks then in effect, the Company shall prepay the Loans to the extent necessary so that the aggregate principal amount of all outstanding Loans shall not at any time exceed such Commitments.

          2.8  Interest.
               ---------

          (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date as follows:

               (i) if a Base Rate Loan, then at a rate per annum equal to the Base Rate; and

               (ii) if an Offshore Rate Loan, then at a rate per annum equal to the Offshore Rate plus the Applicable Margin.
                       ----

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 1%.
                                                               ----

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

          2.9  Fees.
               -----

          (a)  Upfront, Arrangement, Administrative Fees.  The Company shall pay
               -----------------------------------------
an upfront fee to the Banks, an arrangement fee to the Arranger for the Arranger's own account, and shall pay an administrative fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") among the Company, the Arranger and the
                       ----------
Administrative Agent dated September 17, 1999.

          (b)  Facility Fees.  The Company shall pay to the Administrative Agent
               -------------
for the account of each Bank a facility fee computed on a quarterly basis in arrears on the later of the fifth Business Day following the end of each calendar quarter or the fifth Business Day after the Company has received from the Administrative Agent a notice setting forth the amount of such fee equal to its Pro Rata Share of the Applicable Facility Fee. The facility fee for any period shall be equal to, (i) the average for such period of the combined Commitments of all Banks multiplied by (ii) the Applicable Facility Fee.
                         -------------

          Such facility fee shall accrue from the Closing Date to the Revolving Facility Termination Date and shall be due and payable quarterly in arrears on each date specified above following the end of each calendar quarter through such termination date, with the final payment to be made on such termination date; provided that, in connection with any reduction or termination of
      -------- ----
Commitments under Section 2.5, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fee provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article IV are not met.

          2.10  Computation of Fees and Interest.
                ---------------------------------

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

          (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

          (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks.

          2.11  Payments by the Company.
                ------------------------

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and, with respect to all amounts payable hereunder, shall be made in Dollars. Such payments shall be made in immediately available funds, and no later than 12:00 noon (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 12:00 noon (San Francisco time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

          2.12  Payments by the Banks to the Administrative Agent.
                --------------------------------------------------

          (a) Unless the Administrative Agent receives notice from a Bank at least one Business Day prior to the date of any Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative

Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.13  Sharing of Payments, Etc.  If, other than as expressly provided
                -------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it to the Company any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them to the Company as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any
                                           --------  -------
portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

          2.14  Optional Increase in Commitments.  At any time prior to the
                ---------------------------------
Revolving Facility Termination Date, if no Default has occurred and is continuing, the Company shall have the option to increase the total amount of the Commitments either by (a) increasing the Commitment of one or more Banks already party to this Agreement or (b) adding a financial institution not a party hereto (a "New Bank") as a party to this Agreement. The effectiveness of
                 --------
any such increase is subject to the satisfaction of the following conditions:

               (i) that the Company shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the other Banks;

               (ii) that each Bank whose Commitment is to increase shall have agreed to such increase by a writing addressed to the Company and to the Administrative Agent;

               (iii)  that each New Bank shall be an Eligible Assignee;

               (iv) that each New Bank shall have executed counterpart signature pages of this Agreement;

               (v) the total Commitments, following such increase, shall not exceed $1,150,000,000; and

               (vi) the sum of (A) all increases in Commitments pursuant to this Section 2.14 and (B) all increases in commitments under the November 1998 Credit Agreement pursuant to Section 2.14 thereof, shall not exceed $300,000,000.

               Upon any such increase in the Commitments of a Bank already party to this Agreement, the signature page hereto for such Bank shall be deemed to be amended to reflect such increase. If a New Bank becomes a party to this Agreement, the counterpart signatures executed by such New Bank shall indicate the Commitments of such New Bank. In case of any increase in Commitments, Schedule 2.1 shall be modified accordingly.
                  ------------

          2.15 Replacement of a Bank.  If the Company receives a notice of
               ---------------------
amounts due pursuant to subsection 3.3(a) or subsection 3.3(b) from a Bank or a Bank defaults in its obligations hereunder (any such Bank, a "Subject Bank"), so long as (i) no Event of Default shall have occurred and be continuing and the Company has obtained a commitment from another Bank or an Eligible Assignee to purchase at par the Subject Bank's Loans and assume the Subject Bank's Commitments and all other obligations of the Subject Bank hereunder and (ii) the Subject Bank is unwilling to remedy its default or withdraw its notice, upon 10 days' prior written notice to the Subject Bank and the Administrative Agent, the Company may require the Subject Bank to assign all of its Loans and Commitments to such other Bank or Eligible Assignee pursuant to the provisions of Section 10.8; provided that, prior to or concurrently with such replacement (i) the Company has paid to the Subject Bank all amounts under Article III through such date of replacement, (ii) Company or the applicable assignee have paid to Administrative Agent the processing fee required to be paid by Section 10.8 and
(iii) all of the requirements for such assignment contained in Section 10.8, including, without limitation, the consent of the Administrative Agent (if required) and the receipt by the Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

          3.1  Taxes.
               ------

          (a) Any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

          (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii)   the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to such Bank or the Administrative Agent at the time the sum payable is paid, all additional amounts which the Bank or Administrative Agent specifies as necessary to preserve the after-tax yield the Bank or Administrative Agent would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (e) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to this Section 3.1, then such Bank shall use reasonable efforts

(consistent with legal and regulatory restrictions) to take such actions as are necessary to minimize the Company's obligations under this Article III, including without limitation, changing the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such actions in the sole judgment of such Bank are not otherwise disadvantageous to such Bank.

          (f) Notwithstanding anything to the contrary in this Section 3.1, the Company shall not be required to compensate an Assignee or Participant of a Loan for withholding taxes, if at the time of such assignment (i) the assigning Bank was not subject to withholding taxes in respect of any amount in respect of the Loans and (ii) the Assignee or Participant was subject to withholding taxes at the time of such assignment in respect of such amount.

          (g) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.1 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

          3.2  Illegality.
               -----------

          (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), either, (A) convert in full such Offshore Rate Loans into Loans of another Type or (B) prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon (in the case of a prepayment) and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company prepays any Offshore Rate Loan as provided in the preceding sentence, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          3.3  Increased Costs and Reduction of Return.
               ----------------------------------------

          (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits or any change introduced prior to the Closing Date) or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (other than any guideline or request introduced prior to the Closing Date), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided that no Bank shall be entitled to obtain compensation
                 --------
with respect to any period prior to six (6) months prior to making such demand.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in any such case, after the Closing Date, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided no Bank shall be entitled to receive additional amounts with respect to any period prior to six (6) months prior to making such demand.

          3.4  Funding Losses.  The Company shall reimburse each Bank and hold
               ---------------
each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

          (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by such Bank to maintain its Offshore Rate Loans or from fees payable by such Bank to terminate the deposits from which such funds were obtained or from charges relating to any Loans. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          3.5  Inability to Determine Rates.  If the Administrative Agent
               -----------------------------
determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation previously submitted by the Company. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans.

          3.6  Certificates of Banks.  Any Bank claiming reimbursement or
               ----------------------
compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

          3.7  Survival.  The agreements and obligations of the Company in this
               ---------
Article III shall survive the payment of all other Obligations.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

          4.1  Conditions of Initial Loans.  The obligation of each Bank to make
               ----------------------------
its initial Loan hereunder is subject to the condition that the Administrative Agent have received on or before the date the initial Loan is made but not later than fifteen (15) Business Days after the date hereof all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

          (a)  Credit Agreement.  This Agreement executed by each party hereto
               ----------------
and, if requested by any Bank, the Note(s) requested by such Bank executed by the Company;

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c)  Organization Documents; Good Standing. Each of the following
               -------------------------------------
documents:

               (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for the Company from the applicable Secretary of State (or similar, applicable Governmental Authority) of the States of Delaware and California dated as of a recent date;

          (d)  Legal Opinion. An opinion of Ivan D. Meyerson, Senior Vice
               -------------
President, General Counsel and Secretary of the Company, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D;

          (e)  Payment of Fees.  Evidence of payment by the Company of all
               ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 10.4;

          (f)  Company Certificates.  A certificate signed by a Responsible
               --------------------
Officer of the Company, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing;

               (iii) there has occurred since March 31, 1999, no event or circumstance (other than the Disclosed Matters) that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (iv)   designating the Closing Date;

          (g)  Notices of Termination.
               ----------------------

               (i) Notice of termination signed by a Responsible Officer of the Company whereby the Company gives notice, pursuant to that certain Credit Agreement dated as of November 10, 1998, by and among the Company, Medis, Bank of America, as agent, Bank of America Canada, as Canadian administrative agent, The Chase Manhattan Bank, as a documentation agent, First Union National Bank, as a documentation agent, The First National Bank of Chicago, as a documentation agent, and the financial institutions on the signature pages thereof, as amended (such Credit Agreement, the "November 1998 Credit Agreement"), of the Company's election to terminate,
      ------------------------------
     concurrent with the effectiveness of this Agreement, the "Facility B Commitments" (as such term is defined in the November 1998 Credit Agreement) currently existing under the November 1998 Credit Agreement; and

               (ii) Notice of termination signed by a Responsible Officer of the Company whereby the Company gives notice, pursuant to that certain Revolving Credit Facility dated as of May 25, 1999, by and among the Company, Bank of America and the financial institutions on the signature pages thereof, as amended (such Revolving Credit Facility, the "Bridge Loan
                                                                     -----------
     Facility"), of the Company's election to, concurrent with the effectiveness
     --------
     of this Agreement, (A) repay any outstanding amounts currently existing under the Bridge Loan Facility and (B) terminate any commitments currently existing under the Bridge Loan Facility.

          (h)  Resolution of Year 2000 Problem. Evidence that (i) the Company
               -------------------------------
and each of its Subsidiaries have taken or are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Company and its Subsidiaries to successfully address the Year 2000 Problem, and (ii) the Company's and each of its Subsidiaries' material computer applications, and those of the key vendors and customers of the Company and its Subsidiaries, will, on a timely basis, adequately address the Year 2000 Problem in all material respects. This condition shall be satisfied by a statement executed by a Responsible Officer of the Company certifying that the information concerning the Year 2000 Problem set forth in the Company's Form 10-Q filed with the SEC on August 13, 1999, is true and correct as of the Closing Date.

               (i)    Other Documents.  Such other approvals, opinions,
                      ---------------
documents or materials as the Administrative Agent or any Bank may reasonably request.

          4.2  Conditions to All Borrowings.  The obligation of each Bank to
               -----------------------------
make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under

Section 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

          (a)  Notice of Borrowing or Conversion/Continuation.  The
               -----------------------------------------------
Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

          (b)  Continuation of Representations and Warranties.  The
               -----------------------------------------------
representations and warranties in Article V and the other Loan Documents shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c)  No Existing Default.  No Default or Event of Default shall exist
               --------------------
or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in Section 4.2 are satisfied.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Bank that:

          5.1  Corporate Existence and Power.  The Company and each of its
               ------------------------------
Subsidiaries:

          (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

          (b) has the power and authority and all required governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d)  is in compliance with all Requirements of Law;

except (i) with respect to Subsidiaries of the Company other than Material Subsidiaries, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) with respect to the Company and its Material Subsidiaries (A) in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect and (B) in each case referred to in clause (d), the Disclosed Matters.

          5.2  Corporate Authorization; No Contravention.  The execution,
               ------------------------------------------
delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, and any Borrowing as of the date of such Borrowing have been duly authorized by all necessary corporate action, and do not and will not:

          (a)  contravene the terms of any of the Company's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

          (c)  violate any Requirement of Law.

          5.3  Governmental Authorization. No approval, consent, exemption,
               ---------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

          5.4  Binding Effect.  This Agreement and each other Loan Document to
               ---------------
which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          5.5  Litigation.  There are no actions, suits, proceedings, claims or
               -----------
disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) other than the Disclosed Matters, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect as of the Closing Date. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          5.6  No Default.  No Default or Event of Default exists or would
               -----------
result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect as of the Closing Date, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

          5.7  Use of Proceeds; Margin Regulations.  The proceeds of the Loans
               ------------------------------------
are to be used solely for the purposes set forth in Section 6.9. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          5.8  Financial Condition.
               --------------------

          (a) The (i) audited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the three months ended on that date:

                    (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the unaudited statements to ordinary, good faith year end audit adjustments;

                    (B) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                    (C) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof required to be shown in accordance with GAAP.

          (b) As of the Closing Date, since June 30, 1999, there has been no Material Adverse Effect (other than as disclosed by the Company with respect to the Disclosed Matters).

          5.9  Regulated Entities.  None of the Company, any Person controlling
               -------------------
the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal, state or other statute or regulation limiting its ability to incur Indebtedness.

          5.10 No Burdensome Restrictions.  Neither the Company nor any
               ---------------------------
Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          5.11 Subsidiaries and Certain Liens As of the Closing Date.  As of the
               ------------------------------------------------------
Closing Date, the Company has no corporate Subsidiaries other than those listed in part (a) of Schedule 5.11 hereto. As of the Closing Date, part (b) of
Schedule 5.11 describes all outstanding Indebtedness of the Company and its Subsidiaries for borrowed money in excess of $25,000,000 that is secured by a Lien existing on property of the Company or any of its Subsidiaries.

          5.12 Year 2000 Compliance.  The Company and its Subsidiaries have
               ---------------------
developed and budgeted for a comprehensive program to address the Year 2000 Problem. The Company and its Subsidiaries have implemented that program substantially in accordance with its timetable and budget and the Company reasonably anticipates that they will substantially avoid the Year 2000 Problem as to all computers, as well as embedded microchips in non-computing devices, which are (a) owned, leased or otherwise under the control of the Company or any of its Subsidiaries, and (b) material to the business, properties or operations of the Company or any of its Subsidiaries. The Company and its Subsidiaries have developed commercially reasonable contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 Problem, including those of vendors, customers and suppliers.

          5.13 Disclosed Matters.  As of the Closing Date, based on information
               ------------------
available to the Company on the Closing Date, it is unlikely that, prior to the Revolving Facility Termination Date, any actions, suits, proceedings or governmental investigations, pending or threatened, comprising or resulting from the Disclosed Matters would materially and adversely affect the ability of the Company to perform its obligations under any Loan Document.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than Obligations under Section 10.5 that remain contingent after termination of the Commitments and payment of all other Obligations) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

          6.1  Financial Statements.  The Company shall deliver to the
               ---------------------
Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank (which copies shall subsequently be delivered by the Administrative Agent to the Banks):

          (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended March 31, 2000), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent
                                                           -----------
Auditor"), which report shall state
-------
that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited as to (i) going concern, (ii) any restriction or limitation in the examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or (iii) possible errors generated by financial reporting and related systems due to the Year 2000 Problem; and

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 1999), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries (which certification may be part of the related Compliance Certificate delivered pursuant to Section 6.2(a)).

          6.2  Certificates; Other Information.  The Company shall furnish to
               --------------------------------
the Administrative Agent, with sufficient copies for each Bank (which copies shall subsequently be delivered by the Administrative Agent to the Banks):

          (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Company;

          (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, including Medis, as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

          6.3  Notices.  The Company shall notify the Administrative Agent and
               --------
each Bank:

          (a) promptly, upon such occurrence, of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (b) promptly, upon such occurrence, of any matter that has resulted or may result in a Material Adverse Effect;

          (c) promptly upon any Responsible Officer of Company obtaining knowledge thereof of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation of arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively "Proceedings") not previously disclosed in writing by the Company to the Banks or (ii) any material development in any Proceeding that, in the case of clause (i) or (ii) above, (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, together with such other information as may be reasonably available to Company that the Administrative Agent requests to enable the Administrative Agent and the Banks to evaluate such matters.

          (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries, including but not limited to any change that has any effect on the calculation of any financial covenant in this Agreement.

          6.4  Preservation of Corporate Existence, Etc.  The Company shall, and
               -----------------------------------------
shall cause its Material Subsidiaries to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of their respective states or jurisdictions of incorporation except, in the case of any Material Subsidiary, in connection with transactions permitted by Section 7.2; and

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 7.2 or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.5  Insurance.  The Company shall maintain, and shall cause its
               ----------
Material Subsidiaries to maintain, with financially sound and reputable insurers, insurance (including self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as the Company reasonably deems prudent from time to time.

          6.6  Payment of Taxes.  The Company shall, and shall cause each of its
               -----------------
Material Subsidiaries to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than obligations that a Responsible Officer is not aware of or are of a nominal amount), unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

          6.7  Compliance with Laws.  The Company shall comply, and shall cause
               ---------------------
each of its Subsidiaries to comply, in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          6.8  Inspection of Property and Books and Records.  The Company shall
               ---------------------------------------------
maintain and shall cause each of its Material Subsidiaries to maintain in all material respects proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default
                               --------  -------
exists the Administrative Agent or any Bank may do any of the foregoing at the reasonable expense of the Company at any time during normal business hours and without advance notice.

          6.9  Use of Proceeds.  The Company shall use the proceeds of the Loans
               ----------------
for general corporate purposes (including the refinancing of existing indebtedness) not in contravention of any Requirement of Law or of any Loan Document.

          6.10 Notice of Rating Change.  The Company shall, no later than ten
               ------------------------
(10) Business Days after a Responsible Officer obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change in rating by any Rating Agency in respect of the Company's long-term, senior unsecured debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by such Rating Agency.


                                  ARTICLE VII

                              NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (other than Obligations under Section 10.5 that remain contingent after termination of the Commitments and payment of all other Obligations) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

          7.1  Limitation on Liens.  The Company shall not, and shall not suffer
               --------------------
or permit any of its Subsidiaries to directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
  ---------------

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date securing Indebtedness outstanding on such date;

          (b)  any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.6;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation ;

          (f)  Liens on the property of the Company or any Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (i) Any other Liens (other than any Lien imposed by ERISA or any Lien for taxes, fees, assessments or other governmental charges that is not expressly permitted under Section 7.1(c));

provided that the aggregate amount of all Permitted Liens shall not exceed at
--------
any time 25% of Net Worth.

          7.2  Consolidations and Mergers.  The Company shall not, and shall not
               ---------------------------
suffer or permit any of its Material Subsidiaries to, directly or indirectly, liquidate, dissolve, merge, amalgamate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary of Medis may amalgamate with Medis or with any one or more of Medis' Subsidiaries;

          (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and

          (d) the Company may merge with another Person provided that the Company shall be the continuing or surviving corporation and no Default or Event of Default is in effect immediately prior to or on the date of or would result from such merger.

          7.3  Use of Proceeds.
               ----------------

          (a) The Company shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

          (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may
                            ---------------------
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

          7.4  Maximum Debt to Capitalization Ratio.  The Company shall not
               -------------------------------------
permit the ratio of Total Debt to Total Capitalization as at the last day of any calendar month to exceed 0.565 to 1.00.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

          8.1  Event of Default.  Any of the following shall constitute an
               ----------------
"Event of Default":
 ----------------

          (a)  Non-Payment.  The Company fails to pay, (i) when and as required
               -----------
to be paid herein, any amount of principal of any Loan made to the Company, or
(ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable by the Company hereunder or under any other Loan Document; or

          (b)  Representation or Warranty.  Any representation or warranty by
               --------------------------
the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)  Specific Defaults.  The Company fails to perform or observe any
               -----------------
term, covenant or agreement contained in subsection 6.4(a) or in Article VII; or

          (d)  Other Defaults.  The Company fails to perform or observe any
               --------------
other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) in the case of any provision in Article V or VI, the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

          (e)  Cross-Default.  The Company or any Subsidiary (i) fails to make
               -------------
any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, the preceding provisions of this subsection
             --------  -------
8.1(e) shall not apply to the Company's obligations pursuant to a loan in a principal amount not to exceed $35,000,000 that is secured by real property located at One Post Street in San Francisco, California, except to the extent that, if the Company's payment obligations under such loan are accelerated, either (a) if such acceleration is not rescinded by the lender , the Company fails to pay the accelerated loan in full within ninety
(90) days after acceleration or (b) if such acceleration is rescinded by the lender, a default under such loan continues to exist following such rescission on or after a date ninety (90) days after acceleration; or

          (f)  Insolvency; Voluntary Proceedings.  The Company or any Material
               ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g)  Involuntary Proceedings.  (i) Any involuntary Insolvency
               -----------------------
Proceeding is commenced or filed against Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)  ERISA.  There shall occur one or more ERISA Events which
               -----
individually or in the aggregate results in or might reasonably be expected to result in liability of the Company or any of its Subsidiaries in excess of $25,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds 5% of Net Worth.

          8.2  Remedies.  If any Event of Default occurs, the Administrative
               --------
Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

          8.3  Rights Not Exclusive.  The rights provided for in this Agreement
               --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                  ARTICLE IX

                           THE ADMINISTRATIVE AGENT

          9.1  Appointment and Authorization.  Each Bank hereby irrevocably
               -----------------------------
(subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided that the
                                                          --------
Administrative Agent in its capacity as the Administrative Agent shall not delegate its duty hereunder to make or receive payments unless the delegee shall be a resident of the same jurisdiction as the Administrative Agent making such delegation. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          9.3  Liability of Administrative Agent.  None of the Administrative
               ---------------------------------
Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative

Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          9.4  Reliance by the Administrative Agent.
               -------------------------------------

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected with reasonable care by it. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to it for the account of the Banks, unless it shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that
                                                    --------  -------
unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          9.6  Credit Decision.  Each Bank acknowledges that none of the
               ---------------
Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.

          9.7  Indemnification of Administrative Agent.  Whether or not the
               ---------------------------------------
transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities and any other liability, obligation, loss, damage, penalty, action, judgment, suit, cost, charge, expense or disbursement (including Attorney Costs) that would be an Indemnified Liability but for the fact that it relates or arises out of a claim or threatened claim by the Company or other Person party to this Agreement; provided, however, that no Bank shall be liable for the payment to
           --------  -------
the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that it is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

          9.8  Administrative Agent in Individual Capacity.  The Administrative
               -------------------------------------------
Agent and any of its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though the Administrative Agent were not Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Administrative Agent or any of its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Loans, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The terms "Bank" and "Banks" include the Administrative Agent in its individual capacity.

          9.9  Successor Administrative Agent.  The Administrative Agent may,
               ------------------------------
and at the request of the Majority Banks shall, resign as Administrative Agent upon thirty (30) days' notice to the Banks. If the Administrative Agent resigns under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, and the term "Administrative Agent" shall mean such successor agent and the retiring agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring agent's notice of resignation, the retiring agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

          9.10 Withholding Tax.
               ----------------

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

               (i) if such Bank claims an exemption from, or a reduction of, witholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a

     United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

          9.11  Documentation Agent; Managing Agent.  No Bank identified as a
                ------------------------------------
"documentation agent" in the preamble hereof or designated as a "managing agent" on the signature pages hereto, in its capacity as a documentation agent or as a managing agent, as applicable, shall have any duties or responsibilities under this Agreement or any other Loan Document.

                                   ARTICLE X


                                 MISCELLANEOUS

          10.1  Amendments and Waivers.  No amendment or waiver of any
                ----------------------
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2), except as otherwise permitted by
Section 2.14;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section 10.1, or Section 2.13, or any provision herein providing for consent or other action by all Banks; or

          (f) permit the payment of principal of or interest on the Loans to be subordinated in right of payment to any other payment obligations of the Company;

and, provided, further, that (i) no amendment, waiver or consent shall, unless
     --------  -------
in writing and signed by the Administrative Agent, in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

          10.2  Notices.
                --------

          (a) All notices, requests and other communications required or permitted hereunder shall be in writing, except as otherwise expressly set forth herein (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by
                    -------------
delivery of a hard copy original thereof), and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as
                                                         -------------
directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent.

          (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans made to it shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

          10.4  Costs and Expenses.  The Company shall:
                -------------------

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse all Administrative Agent-Related Persons (including Bank of America in its capacity as Administrative Agent) within five
(5) Business Days after demand (subject
to subsection 4.1(e)) for all reasonable costs and expenses incurred by such Administrative Agent-Related Persons (including Bank of America in its capacity as Administrative Agent) reasonably required in connection with the development, preparation, negotiation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby including reasonable Attorney Costs incurred by such Administrative Agent-Related Persons (including Bank of America in its capacity as Administrative Agent) with respect thereto; provided that any costs
                                                        --------
and expenses incurred under this subsection 10.4(a) prior to the Closing Date shall be limited to the reasonable Attorney Costs incurred by the Administrative Agent and any out-of-pocket costs and expenses (other than attorney fees) of the Administrative Agent and the Arranger; and

          (b) pay or reimburse all Administrative Agent-Related Persons and each Bank within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).


          10.5  Indemnification by the Company.  Whether or not the transactions
                -------------------------------
contemplated hereby are consummated, the Company shall indemnify and hold the Administrative Agent-Related Persons, and each Bank and each of its respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all
                ------------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person as a result of any claim or threatened claim by a Person not party to this Agreement or by the Company (except for claims by the Company or against any Administrative Agent or a Bank that are successful on the merits as determined by a court of competent jurisdiction), in any case in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall
                   -----------------------    --------
have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations; provided further that this
                                                ----------------
Section 10.5 shall not be construed to expand the obligations of the Company to make payments to the Banks in the circumstances required under Sections 3.1, 3.2, 3.3, 3.4 or 3.5, it being understood and agreed that such Sections shall govern the rights and obligations of the Company and the Banks as to matters set forth therein, or to require the Company to compensate a Bank for any Indemnified Liability relating to its cost of funds for any Borrowing.

          10.6  Payments Set Aside.  To the extent that the Company makes a
                -------------------
payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

          10.7  Successors and Assigns.  The provisions of this Agreement shall
                -----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

          10.8  Assignments, Participations, etc.
                ---------------------------------
          (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent, which consents of the Company and the Administrative Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the
          --------
Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof, or, if less, the amount of the Commitment of such Bank; provided, however, that
                                                        --------  -------
the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") with such changes thereto
                           -------------------------
as the Administrative Agent and the Company may approve together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent and received the Company's consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) If the assignor Bank had received any Notes, within five (5) Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that the Company and the Administrative Agent have consented to such assignment in accordance with subsection 10.8(a)), the Company, as applicable, shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Bank has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's becoming a party to this Agreement in accordance with subsection 10.8(b)(i), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.
                                                                --- -----

          (d) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent, which consents of the Company and the Administrative Agent shall not be unreasonably withheld, at any time sell to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any participation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (a "Participant")
                                                         -----------
participating interests in any Loans or the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's
                      --------  -------
obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such
                    ----- -------
participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          10.9  Confidentiality. The Administrative Agent and each Bank agree to
                ----------------
take and to cause its Affiliates (including the Administrative Agent-Related Persons) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Administrative Agent or such Bank; provided, however, that the Administrative
                                   --------  -------
Agent and any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or any Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (E) to such Bank's independent auditors and other professional advisors and to the Administrative Agent or any other Bank; (F) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (G) as to the Administrative Agent or any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (H) to its Affiliates; provided,
                                                                   --------
further, that to the extent permitted by applicable law or regulation, the
-------
Administrative Agent and each Bank agree to notify the Company prior to (if reasonably practicable) or concurrently with its disclosure of such information to any third party pursuant to clauses (B), (C), or (F).

          10.10 Set-off. In addition to any rights and remedies of the Banks
                --------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and its respective Affiliates are authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or any such Affiliate to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to
                                       --------  -------
give such notice shall not affect the validity of such set-off and application.

          10.11 Notification of Addresses, Lending Offices, Etc. Each Bank
                ------------------------------------------------
shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

          10.12 Counterparts. This Agreement may be executed in any number of
                -------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          10.13 Severability.  The illegality or unenforceability of any
                -------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          10.14 No Third Parties Benefited. This Agreement is made and entered
                ---------------------------
into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          10.15 Governing Law and Jurisdiction.
                -------------------------------
          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
           --------------------
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH

WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          10.16 Waiver of Jury Trial.  THE COMPANY, THE BANKS AND THE
                ---------------------
ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          10.17 Entire Agreement.  This Agreement, together with the other Loan
                -----------------
Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                              McKESSON HBOC, INC.


                              By: /s/ Nicholas A. Loiacono
                                 ------------------------------
                               Name:  Nicholas A. Loiacono
                               Title:   Vice President, Finance and Treasurer


                              By: /s/ Lincoln K. Walworth
                                 ------------------------------
                               Name:  Lincoln K. Walworth
                               Title: Assistant Treasurer

                              BANK OF AMERICA, N.A., as Administrative Agent and as a Bank


                              By: /s/ Vanessa Meyer
                                 -----------------------
                               Name:  Vanessa Meyer
                               Title: Managing Director

                              THE CHASE MANHATTAN BANK, as
                              documentation agent and as a Bank


                              By: /s/ Lenard Weiner
                                 -----------------------
                               Name:  Lenard Weiner
                               Title: Managing Director

                              BANK ONE, N.A., as documentation agent and as a Bank

                              By:_____________________________
                               Name:__________________________
                               Title:_________________________

                              FIRST UNION NATIONAL BANK, as documentation agent and as a Bank

                              By:______________________________
                               Name:___________________________
                               Title:__________________________

                           MORGAN GUARANTY TRUST COMPANY, as a
                           documentation agent and as a Bank

                           By:______________________________
                            Name:___________________________
                            Title:__________________________

                                             TORONTO DOMINION (TEXAS), INC.

                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________

                                             WACHOVIA BANK, N.A.

                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________

                                             THE BANK OF NEW YORK

                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________

                                             PNC BANK, NATIONAL ASSOCIATION

                                             By: /s/ Philip K. Liebscher
                                                ------------------------
                                              Name:  Philip K. Liebscher
                                              Title: Vice President

                                             WELLS FARGO BANK, N.A.

                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________


                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________

                                             ALLFIRST BANK

                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________

                                             BANK OF MONTREAL

                                             By: /s/ Leon Sinclair
                                                ------------------
                                              Name:  Leon Sinclair
                                              Title: Director

                                             THE BANK OF NOVA SCOTIA

                                             By: /s/ R. P. Reynolds
                                                -------------------------
                                              Name:  R. P. Reynolds
                                              Title: Relationship Manager

                                             U.S. BANK NATIONAL ASSOCIATION

                                             By: /s/ Aaron J. Gordon
                                                --------------------
                                              Name:  Aaron J. Gordon
                                              Title: Vice President

                                             MELLON BANK, N.A.

                                             By:_____________________________
                                              Name: _________________________
                                              Title: ________________________

                        COUNTERPART TO CREDIT AGREEMENT

     IN WITNESS WHEREOF, the undersigned financial institution has caused this counterpart to that certain Credit Agreement dated as of October 22, 1999, by and among McKesson HBOC, Inc., Bank of America, N.A., as administrative agent, The Chase Manhattan Bank, as a documentation agent, Bank One, N.A., as a documentation agent, Morgan Guaranty Trust Company, as a documentation agent, and the other financial institutions party to such Credit Agreement, to be duly executed and delivered by its duly authorized agent as of December 3, 1999.


                                      BANQUE NATIONALE DE PARIS

                                      By:_____________________________
                                       Name: _________________________
                                       Title: ________________________


                                      By:_____________________________
                                       Name: _________________________
                                       Title: ________________________

                                      The Commitment of this financial
                                      institution is set forth opposite its name
                                      in the column under the heading
                                      "Commitments" on Schedule 2.1.
                                                       ------------